UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2021

ION Geophysical Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100
Houston, Texas 77042-2855

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events.

On March 25, 2021, ION Geophysical Corporation (the “Company”) issued a press release announcing the early results for its offer to exchange (the “Exchange Offer”) its outstanding 9.125% Senior Secured Second Priority Notes due 2021 (the “Old Notes”) for newly issued 8.000% Senior Secured Second Priority Notes due 2025, as well as its solicitation of consents to proposed amendments with respect to the Old Notes (the “Consent Solicitation”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-252591), filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 29, 2021, as amended by the Amendment No. 1, file with the Commission on February 12, 2021, and by the Amendment No. 2, filed with the Commission on March 3, 2021 (as amended, the “Registration Statement”), and prospectus filed with the Commission on March 10, 2021 (the “Prospectus”).

The Early Tender Time occurred immediately after 11:59 p.m., New York City time, on March 24, 2021. As of the Early Tender Time, holders of the Old Notes had validly tendered (and not validly withdrawn) an aggregate principal amount of $113,244,000 of the Old Notes, representing approximately 93.92% of the aggregate principal amount of the Old Notes in the Exchange Offer. The Exchange Offer is subject to certain closing conditions, including participation in the Exchange Offer by at least 95% of the outstanding principal amount of the Old Notes (the “Minimum Participation Condition”). The Minimum Participation Condition has not yet been met. Based on the tenders and consents received in the Exchange Offer (and assuming all other conditions to the closing of the Exchange Offer have been satisfied or waived), we have received the Requisite Consents necessary for the adoption of the Proposed Amendments to the indenture governing the Old Notes (the “Old Notes Indenture”), which will, among other things, eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the Old Notes Indenture and release all of the collateral securing the Old Notes.

The complete terms and conditions of the Exchange Offer and Consent Solicitation, including additional information regarding the Early Tender Time, Consent Time and withdrawal rights, are contained in the Company’s Registration Statement and Prospectus.

The information in this Current Report on Form 8-K is for informational purposes only and is not an offer to purchase or exchange or a solicitation of an offer to purchase, exchange or sell any securities, nor shall there be any sale or exchange of any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated March 25, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary
Date: March 25, 2021